UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 10, 2006
Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 10, 2006, Republic Services, Inc. (the “Company”) entered into Amendment Number Two to that certain Employment Agreement, dated as of October 25, 2000, with James E. O’Connor, Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the amendment, Mr. O’Connor will continue to receive an annual base salary of $840,000 and will continue to be eligible to receive an annual bonus in a target amount equal to 100% of his annual base salary. The current retirement policy with respect to Mr. O’Connor for purposes of all (i) equity awards (including stock options and restricted stock), (ii) monetary awards (including payments pursuant to the Executive Incentive Plan) and (iii) contributions to the Company’s deferred compensation arrangements, that are made after July 26, 2006 was amended to require Mr. O’Connor to give the Company at least one year written notice of his intent to retire. To the extent that Mr. O’Connor does not give one year written notice, then the retirement policy for such awards and contributions made after July 26, 2006 shall require Mr. O’Connor to attain age sixty (60) and have at least fifteen years of service with the Company or to attain age sixty-five (65) and have at least five (5) years of service with the Company. For all awards and contributions made prior to July 26, 2006, the retirement policy in effect prior to the amendment shall remain the same (executive must attain age fifty-five (55) and have at least six (6) years of service with the Company or must attain age sixty-five (65) with no required years of service with the Company). Mr. O’Connor is currently age 57 and has seven years of service with the Company. Mr. O’Connor’s employment agreement was also amended to comply with Internal Revenue Code Section 409A. To the extent Mr. O’Connor is a “key employee” for purposes of Internal Revenue Code Section 409A, the timing of any severance payments or other payments due to him following his termination of employment with the Company shall be delayed to the extent necessary to avoid an excise tax from being imposed pursuant to Internal Revenue Code Section 409A.
On October 10, 2006, the Company entered into Amendment Number One to that certain Employment Agreement, dated as of January 31, 2003, with Michael Cordesman, President and Chief Operating Officer. Pursuant to the amendment, Mr. Cordesman will continue to receive an annual base salary of $450,000 and will continue to be eligible to receive an annual bonus in a target amount equal to 80% of his annual base salary. Mr. Cordesman’s employment agreement was amended in the same manner as that of Mr. O’Connor’s employment agreement with respect to retirement policy and compliance with Internal Revenue Code Section 409A. Mr. Cordesman is currently age 58 and has five years of service with the Company.
On October 10, 2006, the Company entered into Amendment Number Two to that certain Employment Agreement, dated as of October 25, 2000, with Tod C. Holmes, Senior Vice President and Chief Financial Officer. Pursuant to the amendment, Mr. Holmes will continue to receive an annual base salary of $400,000 and will continue to be eligible to receive an annual bonus in a target amount equal to 60% of his annual base salary. Mr. Holmes’ employment agreement was amended in the same manner as that of Mr. O’Connor’s employment agreement with respect to retirement policy and compliance with Internal Revenue Code Section 409A. Mr. Holmes is currently age 57 and has eight years of service with the Company.
On October 10, 2006, the Company entered into Amendment Number Two to that certain Employment Agreement, dated as of October 25, 2000, with David A. Barclay, Senior Vice President and General Counsel. Pursuant to the amendment, Mr. Barclay will continue to receive an annual base salary of $325,000 and will continue to be eligible to receive an annual bonus in a target amount equal to 50% of his annual base salary. Mr. Barclay’s employment agreement was amended in the same manner as that of Mr. O’Connor’s employment agreement with respect to retirement policy and compliance with Internal Revenue Code Section 409A. Mr. Barclay is currently age 44 and has nine years of service with the Company.
Copies of the amendments are incorporated herein by reference and attached hereto as Exhibits 10.1 through 10.4.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit No.	Description

10.1	Amendment Number Two dated October 10, 2006 to the Employment Agreement dated as of October 25, 2000 by and between James E. O’Connor and Republic Services, Inc.
10.2	Amendment Number One dated October 10, 2006 to the Employment Agreement dated as of January 31, 2003 by and between Michael Cordesman and Republic Services, Inc.
10.3	Amendment Number Two dated October 10, 2006 to the Employment Agreement dated as of October 25, 2000 by and between Tod C. Holmes and Republic Services, Inc.
10.4	Amendment Number Two dated October 10, 2006 to the Employment Agreement dated as of October 25, 2000 by and between David A. Barclay and Republic Services, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 10, 2006	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Two dated October 10, 2006 to the Employment Agreement dated as of October 25, 2000 by and between James E. O’Connor and Republic Services, Inc.
10.2	Amendment Number One dated October 10, 2006 to the Employment Agreement dated as of January 31, 2003 by and between Michael Cordesman and Republic Services, Inc.
10.3	Amendment Number Two dated October 10, 2006 to the Employment Agreement dated as of October 25, 2000 by and between Tod C. Holmes and Republic Services, Inc.
10.4	Amendment Number Two dated October 10, 2006 to the Employment Agreement dated as of October 25, 2000 by and between David A. Barclay and Republic Services, Inc.

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